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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-48560 on Form S-8, in Registration Statement No. 33-46993 on Form S-8 and in Registration Statement No. 333-359759 on Form S-8 of Lechters, Inc. and subsidiaries of our report dated April 2, 2001 which report contains an unqualified opinion and includes an explanatory paragraph related to Lechters, Inc. and subsidiaries ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Lechters, Inc. and subsidiaries for the year ended February 3, 2001.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
May 3, 2001